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                                                                   EXHIBIT 10.31



                                PROMISSORY NOTE



Amount: $10,000,000                                   Date: February 23, 2000
                                                            Wilmington, Delaware

Section 1.     PROMISE TO PAY.

               SECTION 1.1 For value received, Crown Media, Inc., a Delaware corporation (hereafter called "Maker"), hereby promises to pay on demand to the order of HC Crown Corporation, a Delaware corporation ("Payee"), at such place as Payee may, from time to time specify in writing, the principal amount outstanding under this Note together with all accrued interest.

               SECTION 1.2 The extension of funds under this Note is subject to the sole discretion of Payee and the principal and interest amount outstanding under this Note shall not exceed Ten Million Dollars ($10,000,000).

SECTION 2.     INTEREST.

               During the term of this Note, interest on the outstanding balance hereunder shall accrue and be payable at 130% of the short-term Applicable Federal Rate ("AFR"). This rate will be adjusted monthly based on the rate appearing in the CCH Federal Tax Weekly periodical. Interest will be compounded on an annual basis.

SECTION 3.     REPAYMENT.

               SECTION 3.1 Subject to Maker's right of prepayment as set forth herein, the obligation evidenced by this Note shall be repaid on the basis of interest only installments. Such payments shall accrue as of the end of each calendar quarter occurring during the term hereof and shall be paid on or before forty-five
               (45) days after the end of each such calendar quarter. Maker shall pay to Payee a single principal payment (together with all accrued and unpaid interest) as of the Maturity Date.

               SECTION 3.2 Maker shall have the privilege, without premium or penalty, at any time and from time to time, to prepay this Note in whole or in part.

               SECTION 3.3 In the event Maker fails to pay any sum under the term hereof within fifteen (15) days after the same becomes due, a late charge of five percent (5%) per month of the amount past due shall, along with the past due amount, be due and payable to Payee.

SECTION 4.     RESPECTING INTEREST.

               In the event the interest provisions of this Note shall result, because of (a) the reduction of principal, or (b) any other reason related or unrelated to such interest provisions at any time during the life of the loan or any combination of (a) and
               (b), in an effective rate of interest which, for any period of time, exceeds the limits of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied to principal immediately upon receipt of such monies by Payee with the same force and effect as though Maker had specifically designated such extra sums to be so applied to principal and Payee had agreed to accept such extra payment(s) as a premium-free prepayment.



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SECTION 5. INFORMATION.
           Maker shall deliver to Payee not later than 15 days after written request:

           (i) A balance sheet of Maker as of the end of most recently ended fiscal year together with the consolidated statements of income corresponding to the same; and

           (ii) A balance sheet of Maker as of the end of the most recently ended fiscal quarter (together with the consolidated statements of income corresponding to such period), and, if Payee so requests, each such statement shall be certified by the chief financial officer or the chief accounting officer of Maker as to fairness of presentation, generally accepted accounting principles and consistency (subject only to normal year-end adjustments).

SECTION 6. EVENTS OF DEFAULT.
           Each of the following shall constitute an event of default hereunder (an "Event of Default"):

           (i) The failure of Maker to make any payment of interest hereunder when the same is due and payable or to pay the principal balance in the lump sum or balloon payment when the same is due and payable, and such failure to pay continued for a period of ten (10) days or more after written notice thereof from Payee;

           (ii) The failure of Maker to provide timely financial information or certification as required by Section 5 if such failure continues for a period of thirty (30) days or more after such information or certification is due and Payee has made a written demand upon Maker for the same; or

           (iii) A determination by Payee from time to time that a substantial or materially adverse change in the financial condition of Maker has occurred, whereupon default may be declared immediately without notice or opportunity to cure by Maker.

SECTION 7. REMEDIES.
           Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default hereunder. Payee shall have the right to declare the entire unpaid amount of principal and interest hereunder immediately due and payable in full without presentation, demand or protest, each of which is hereby waived by Maker.

SECTION 8. WAIVERS.

           Section 8.1 The failure by Payee to exercise any right or remedy available hereunder in the Event of Default shall in no event be construed as a waiver or release of the same. Likewise, Payee shall, by any act or omission or commission, be deemed to waive any right hereunder unless such waiver is evidenced in writing and signed by Payee, and then only to the extent specifically set forth in such writing. Moreover, a waiver with respect to any one event shall not be construed as continuing or as a bar to or waiver of Payee's rights or remedies with respect to any subsequent event.



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            SECTION 8.2 Maker expressly waives presentment for payment, notice of dishonor, protest, notice of protest, diligence of collection, and each other notice of any kind, and hereby consents to any number of renewals or extensions of time for payment hereof, which renewals and extensions shall not affect the liability of Maker.

            SECTION 8.3 Maker hereby waives and releases all errors, defects and imperfections in any proceeding instituted by Payee under the terms hereof as well as all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real, personal or mixed, or any part of the proceeds arising from any sale of such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued thereon, may be sold upon any such writ in whole or in part or in any other manner desired by Payee.

SECTION 9.  NOTICES.

            Each notice required to be given to any party hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when sent by certified or registered mail, return receipt requested, to the party at its respective address as follows:

                              Maker:    Crown Media, Inc.
                                        6430 S. Fiddlers Green Circle
                                        Englewood, Colorado 80111
                                        Attn: Mike Conger

                              Payee:    HC Crown Corporation
                                        103 Foulk Road, Suite 214
                                        Wilmington, DE 19803
                                        Attn: David C. Eppes,
                                        Vice President and Controller

SECTION 10. ASSIGNABILITY.

            SECTION 10.1 This Agreement shall be binding upon and inure to the benefit of Maker and Payee and their respective successors and assigns; provided, however, that this Agreement, or any portion thereof, may not be assigned by Maker without the written consent of Payee, which consent shall not be unreasonably withheld.

            SECTION 10.2 In order to accomplish the intent and purpose of
            Section 10.1, the terms "Maker" and "Payee" shall include, as applicable, each respective successor and assign of each.

SECTION 11. MODIFICATIONS.

            This Note may be modified only by means of an agreement in writing signed by Maker and Payee.

SECTION 12. GOVERNING LAW.

            This Note shall be governed by and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof.


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Section 13. HEADINGS.
            The heading preceding the text of each Section hereof is inserted solely for convenience of reference and shall not constitute a part of this Note, nor shall the same affect the meaning, construction of effect hereof.

Section 14. SEVERABILITY.
            If any provision of this Note or the application thereof is declared by a court of competent jurisdiction to be invalid or unenforceable, the remaining provision hereof shall be unaffected and remain valid and enforceable to the fullest extent permitted by law.

                           [SIGNATURE ONLY TO FOLLOW]

          IN WITNESS WHEREOF, the undersigned officer of Maker has executed this Note as of the day and year first above written intending such act to be the act and deed of Maker and thereby legally binding Maker to the terms hereof.



                                        CROWN MEDIA, INC.



                                        By /s/ WILLIAM J. ALIBER
                                           ----------------------------

                                       Name:  William J. Aliber
                                              -------------------------

                                        Title: CFO
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